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                                                                   EXHIBIT 23.10


                      [OPPENHEIMER & CO., INC. LETTERHEAD]

                          CONSENT OF FINANCIAL ADVISOR

     As independent financial advisor to the Board of Directors of National Energy Group, Inc., we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement on Form S-4 of National Energy Group, Inc.

                                            OPPENHEIMER & CO., INC.

                                            By: /s/  RONALD D. ORMAND
                                               --------------------------------
                                            Title: Managing Director


Date: July 28, 1996